Exhibit 99.1

                                 KAYE GROUP INC.
                              122 East 42nd Street
                            New York, New York 10168
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NEWS RELEASE                     Contact Person:  Michael P. Sabanos
                                                  Senior Vice President & C.F.O.
                                 Phone:           (212) 338 - 2273
FOR IMMEDIATE RELEASE            Fax:             (212) 867 - 0368
                                 E-Mail:          SABAM022@KAYEGROUP.COM



                         KAYE IN EARLY $6M DEBT PAYDOWN

     Repayment to largest shareholder saves $600,000 annual interest expense


NEW YORK, NEW YORK September 5, 1997 - KAYE GROUP INC. (NASDAQ-KAYE) announced today that favorable cash flow from operations has enabled them to repay a $6 million note on August 29, 1997, earlier than had been expected. The promissory note to Kaye International L.P., the Company's largest shareholder, carried a 10% interest rate. The action followed approval by the Company's bank lender of the prepayment, notwithstanding the note's subordination to the revolving line of credit provided by the bank.

Commenting on the action, Michael P. Sabanos, Kaye's Senior Vice President and Chief Financial Officer, said, "We're pleased that improved business production and prudent underwriting has enabled us to take this step. It will eliminate substantial interest expense and reduce our debt-to-equity ratio and overall cost of capital."

Kaye Group Inc., through its insurance brokerage subsidiaries, procures property/casualty and employee benefits insurance and provides a full range of brokerage and risk management services for commercial clients throughout the country. Through its principal insurance company subsidiary, Old Lyme Insurance Company of Rhode Island, Inc. (A.M. Best rated A-{Excellent}), the Company underwrites property and casualty insurance for certain niche/affinity groups consisting of restaurants, apartment buildings, retail, pharmacies, contractors, and other industries.


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                              CAUTIONARY STATEMENT


The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements which reflect the Company's current views with respect to future events and financial performance. These foward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors (which are described in more detail elsewhere in documents filed by the Company with the Securities and Exchange Commission) include, but are not limited to, uncertainties relating to general economic conditions and cyclical industry conditions, uncertainties relating to government and regulatory policies, volatile and unpredictable developments (including storms and catastrophes), the legal environment, the uncertainties of the reserving process and the competitive environment in which the Company operates. The words "believe", "expect", "anticipate", "project", "plan", and similar expressions, identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The
Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          KAYE GROUP INC.


                                          By:      /s/ Michael P. Sabanos
                                                   -----------------------------
                                          Name:    Michael P. Sabanos
                                          Title:   Senior Vice President &
                                                   Chief Financial Officer



Dated:  September 11, 1997

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